EXHIBIT M-3
                   HEALTH CARE REIT, INC.

                       AGING SCHEDULE

                As of _______________, 19___


                             PERIOD         PAYMENTS          TOTAL

LEASES
("Operator Leases")*









MORTGAGES
("Operator Loans")*












*As Defined in Credit Agreement.